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                   DATABASE SERVICE AGREEMENT

     TVData Technologies, L.P., a Georgia Limited Partnership, with an office at 333 Glen Street, 6th Floor, Glens Falls, New York 12801
("TVDT"), and uniView Technologies Corp., a Texas corporation ("uniView") with an office at 10911 Petal Street, Dallas, Texas 75238, agree as follows:

     WHEREAS, TVDT compiles, updates and owns copyrights to pre-broadcast United States ("US") television listings information and information regarding US cable television systems and their associated channel carriage lineups ("Databases") as hereinafter defined; and

     WHEREAS, uniView is in the business of employing uniView proprietary technology (hereinafter "Technology") to provide services including an electronic television program listing information to products which include the Technology (hereinafter "Products"), and desires to use the Databases therewith:

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Definitions. In addition to terms defined elsewhere in this Agreement, the following terms shall have the following meanings when used in this Agreement:

          (1) "Listings Data" means the chronological list of programs to be broadcast by a Program Source or Other Program Source (as hereinafter defined), which is produced by TVDT and specifically consisting of those items set forth on Exhibit A hereto, which may be altered from time to time by mutual consent of the parties.

          (2) "Program Source" means (i) an established and active full power analog television broadcast station which is authorized to operate by the FCC, (ii) any satellite broadcast service which is available to be received by at least two million US homes, or (iii) any cable-originated channel (such as a local or customized pay-per-view channel or community cable channel) or local broadcast or low power station which is available to be received by at least two million US homes.

          (3) "Other Program Source" means any broadcast station, satellite broadcast service, pay-per-view or cable-originated channel not included in the definition of a Program Source and available in the US.

          (4) "Program Source Schedule" means the Listings Data with respect to any Program Source or Other Program Source.

          (5) "Cable System" means a business entity operating within the US and franchised by a local community to provide CATV service to the area via cable, but which shall not include SMATV, MMDS, DBS, apartment complex or wireless cable systems, as all such terms are defined in regulations issued by the FCC.

          (6) "Carriage Data" means a list, and daily updates thereto, which includes the identity of every known Cable System, the Zip Codes serviced thereby, and all of the cable television channel designations and the associated Program Source (the "Map") used by each (and specifically consisting of those items set forth on Exhibit B hereto) to be provided by TVDT pursuant to this Agreement, which may be altered from time to time by mutual consent of the parties.
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          (7)  "Databases" means the Carriage Data and the Listings Data.

          (8) "Software" shall mean the software which is designed, manufactured and licensed by uniView which is used by Users and is required in order to receive, display or use on a television screen or television monitor uniView's Service (as hereinafter defined).

          (9) "Service" shall mean the electronic feed, graphical and/or video services supplied by uniView to the Users, which service shall include, among other things, portions of the Databases; provided, however, (i) that with respect to the Databases, uniView shall limit the content of the Databases made available to any User and within the Service to the Databases with respect to those Program Sources or Other Program Sources able to be received by such User based on the broadcast, satellite or cable services available within the geographic market area in which such User resides or is located, (ii) that the Software shall in no way facilitate or invoke the electronic capture, storage or output of any portion or subset of the Databases, except as to facilitate the printing by a User in the following ways:

               1.   Print single displayed screen of information
               2. Print one (1) full day (or a subset of the current day) of the current day programming information for the system the user has (local broadcast, satellite, or cable)
               3. Print full description of the programming information requested
               4. Print search results that spans multiple days of data (up to 7 days)
               5.   Print listings of programs scheduled for recording.

          (10) "User" shall mean an individual consumer which is licensed to receive the Service including the TVDT Databases, or any part thereof, for non-commercial purposes.

     2.   Services.

          (1) Subject to the provisions of this Agreement, TVDT shall provide to uniView the Databases to facilitate the localized storage of an electronic programming guide within the Product. The Databases shall be used solely for the purposes of creating a specific set of electronically delivered program listings for each User of the Product. The Databases shall not be made available to third parties for any other use. TVDT shall use commercially reasonable efforts to contact every known Program Source and attempt to update the Listings Data for such Program Sources no less than twice each week during the term of this Agreement. TVDT shall use commercially reasonable efforts to contact every known Cable
System no less frequently than once per month and attempt to determine if any changes have occurred to their Map or Zip Code coverage. The
Databases shall be updated no less frequently than daily with all such changes which are obtained by TVDT, and these updates shall be provided or made available to uniView daily.

          (2) TVDT's obligation to provide Program Source Schedules shall apply only to Program Sources contacted in the ordinary course of TVDT's business.  Other Program Sources will be provided to uniView upon request at TVDT's established rates as they may change from time to time.
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     3.   Delivery.  The Databases shall be delivered to uniView on uniView's established TCP/IP file transfer service (the "FTS"), or other service designated by uniView that is reasonably compatible with TVDT's then existing technology. uniView will retrieve the Databases from the FTS on a daily, or as needed basis. Prior to any change in the FTS which would require programming and operational procedure changes by either party to facilitate delivery of the Databases, the party making such change shall give the other party thirty (30) days written notice of such change. In the event that programs or delays should occur with any such delivery, TVDT agrees to provide other reasonable delivery methods until such problems or delays can be reasonably cured. All costs of delivery of the Databases, including the costs of the phone calls, shall be borne by uniView. TVDT shall use commercially reasonable efforts to maximize the availability/uptime of its computer system and shall perform data backups based on a reasonably prudent schedule and store such backups in a secured location.

     4.   Price and Payment.

          (1) In addition to the Database Fee set forth in Section 4(b), upon execution and delivery of this Agreement, uniView shall become obligated to pay TVDT an annual fee of Seventy Thousand Dollars ($70,000), payable in monthly installments of Five Thousand Eight Hundred Thirty Three
Dollars and Thirty Three Cents ($5833.33) (the "Monthly Fee"). TVDT shall invoice uniView for the Monthly Fee on or about the first day of each month and payment shall be due within thirty (30) days of the date of the invoice.

          (2) Upon the effective date of this Agreement, for the Databases provided pursuant hereto, uniView shall pay to TVDT a fee equal to $.50 multiplied by the number of Users provided access to any portion of the Databases during a given month, plus any government imposed sales or use taxes payable by TVDT which are levied on the sale or delivery of the Databases to uniView (the "Database Fee"). TVDT shall invoice uniView for the Database Fee on or about the first day of each month, with such such Database Fee being calculated based upon the number of Users at the end of the prior month. Payment is due within thirty (30) days of the date of invoice. No later than fifteen (15) days after the end of each month, uniView shall submit a written report to TVDT specifying the actual number of Users during the prior month, and (i) in the event of an underbilling in connection with the invoice for the prior month, uniView shall submit payment to TVDT for such underbilled amount with such report, and (ii) in the event of an overbilling in connection with the invoice for the prior month, TVDT shall issue a credit to uniView for such overbilled amount against future amounts due hereunder. TVDT shall have the right to audit uniView's records pertaining to number of Users from time to time on ten (10) days' written notice.

          (3) The parties acknowledge the payment of $750,000.00 and the agreement to issue 250,000 shares of uniView Technologies Corporation (the "Shares") as a condition precedent for the provision of Database Services by TVData.

     5.   Term.

          (1) The initial term of this Agreement shall begin on August 1, 1999 and, subject to the termination rights set forth below, continue for a period of two (2) years. Notwithstanding the foregoing, TVDT shall only be obligated to begin providing the services under Section 2 hereof as
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soon as is reasonably practicable, but in no event later than August 10,
1999.

          (2) TVDT shall have the right to terminate this Agreement, effective immediately, upon (i) any default by uniView hereunder, including without limitation the failure of uniView to pay any amounts owed to TVDT as specified in this Agreement, (ii) any default of uniView under that certain Registration Rights Agreement by and between TVDT and uniView dated July 25, 1999, or (iii) any default by uniView under that certain
Mutual Release and Settlement Agreement dated July 25, 1999. uniView shall have the right to terminate this Agreement at any time by providing
TVDT with 5 days advance written notice hereunder. Notwithstanding the foregoing, all obligations of uniView to pay TVDT existing at the time of any termination, and the provisions of Sections 6, 7, and 8, shall survive any termination of this Agreement.

     6.   Use and Protection of Proprietary Rights.

          (1) uniView shall use the Databases solely for providing Services to Users of the Products. uniView shall only provide the Service in a manner such that the total number of Users can be quantified to facilitate calculating the Database Fee in Section 4(b). Otherwise, uniView shall not make use of the Databases, or make the Databases available to any third party, in any medium, by electronic or other means, for any purpose, or authorize any third party to reproduce or otherwise use any part of the Databases. uniView shall take reasonable steps to ensure that its employees and agents do not violate the restrictions of this Section 6.

          (2)  Except for uniView's right to use the Databases as set forth in
Section 6, TVDT retains title to the Databases, and all proprietary rights, including copyrights, trademarks, service marks, patent and trade secrets relating thereto. uniView acknowledges that the Databases are proprietary to TVDT and that this Agreement does not grant uniView the right to use, store, record, copy, extract or convert the Databases after the termination or expiration of this Agreement. Immediately upon termination or expiration of this Agreement, uniView agrees to promptly purge the Databases obtained from TVDT pursuant to this Agreement from its computer or hard copy files, and certify in a written notice signed by an officer of uniView that the purge has been completed.

     7.   Performance.

          (1) TVDT shall not be liable to uniView or any other person for any damage or expense resulting from the use of the Databases, whether or not caused by TVDT, and shall not be responsible for interruptions, delays or non-performance of the Agreement due to any work stoppage or other occurrence beyond the control of TVDT. uniView acknowledges that: (i) the Databases are produced by TVDT in good faith from information compiled and supplied by unrelated third parties, and the Databases are therefore subject to various inaccuracies and, (ii) that TVDT has no obligation to verify the accuracy of such information beyond accurate reporting of the information received from such third parties.
Therefore, TVDT shall not be liable for any loss, damage or expense of uniView or any other person arising out of this Agreement, whether due to default by TVDT hereunder or otherwise; provided, however, that if such default by TVDT as to the Databases or any part thereof is the sole and exclusive cause of actual monetary loss to uniView, uniView shall, as its sole remedy, be entitled to a credit or refund for an amount of the loss
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not in excess of that paid by uniView hereunder for the information to which such default applies, but, in no event, under no set of circumstances, shall uniView be entitled to a credit or refund of the $750,000.00 or the Shares, or the value thereof; the parties specifically agreeing that TVData shall not be required to return to uniView the $750,000.00 or the Shares, or the value thereof, under any legal theory including without limitation fraud, commercial frustration, commercial impracticability, mistake, unconscionability, illegality, bad faith or any other legal or equitable theory, now or hereafter existing, known or unknown to man. TVDT OTHERWISE MAKES NO WARRANTIES, EXPRESS OR IMPLIED (WHETHER WRITTEN OR ORAL), AND SPECIFICALLY, BUT WITHOUT LIMITATION,
MAKES NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR
PURPOSE IN CONNECTION WITH THE DATABASES.

     8.   Indemnification.

          (1) uniView shall indemnify and hold TVDT, its successors and assigns, and its partners, directors, officers, agents and employees, and each of them, harmless from and against any and all claims, allegations, demands, causes of action, damages, losses, liabilities, costs or expenses of every nature and kind, including reasonable attorneys' fees, arising out of or in connection with uniView's use of the Databases or uniView's non-performance of this Agreement.

          (2) TVDT shall indemnify and hold uniView, its successors and assigns, and its directors, officers, agents and employees, and each of them, harmless from and against any and all claims, allegations, demands, causes of action, damages, losses, liabilities, costs or expenses of every nature and kind, including reasonable attorneys' fees, arising from, or in connection with, TVDT's failure to own, or have the right to deliver or supply to others, the Databases as supplied to uniView by TVDT pursuant hereto.

          (3) A party seeking indemnity (the "Indemnitee") shall give the other party (the "Indemnitor") prompt written notice of any claim specifying the nature of the claim asserted. The Indemnitor shall at its own expense, and with counsel reasonably satisfactory to the Indemnitee, defend the Indemnitee against any such claim and the Indemnitor shall have no right to dispose of any such claim without Indemnitee's written consent, which will not be unreasonably withheld. If there are legal defenses available to the Indemnitee which Indemnitee believes are not satisfactorily raised by the Indemnitor, the Indemnitee may, after notifying the Indemnitor, undertake and conduct the defense or settlement, or both, of such claim, demand or cause of action, select separate counsel to assert such legal defenses or otherwise participate in the defense of such action.

     9. Assignment. Neither party shall have the right to assign this Agreement without the prior written consent of the other party, (which consent shall not be unreasonably withheld), except to any entity that is
(i) a parent or controlled subsidiary of each party, (ii) under common control of the corporate parent of such party, or (iii) a successor in interest to such party by reason of merger or purchase of substantially all of its assets.

     10.  Miscellaneous.

          (1) This Agreement contains the entire understanding between the parties relating to Database Services and supersedes any prior understandings
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or agreements between them, including the Database Service Agreement between
TVData and Curtis Mathes Marketing Corporation and any Guaranty thereof, whether written or oral, respecting the within subject matter, except for a Confidentiality and Nondisclosure Agreement signed by the parties on December 3, 1996, which will survive this Agreement. Time is of the essence as to the payment obligations set forth in Section 4. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

          (2) All notices required or permitted under this Agreement shall be provided by personal delivery, or telefax with verbal confirmation of receipt, or mailed, postage prepaid, by certified or registered mail to the appropriate addresses listed below, or to such other address of which the other party has been duly notified:

               If to TVDT:    Kenneth H. Carter
                              Chief Financial Officer
                              TVData Technologies, L.P.
                              333 Glen Street, 6th Floor
                              Glens Falls,  New York 12801
                              Fax: (518) 792-4671

               With a copy to:     Long, Aldridge & Norman, LLP
                              303 Peachtree Street NE, Suite 5300
                              Atlanta, Georgia 30308
                              Attn: Johnathan Short, Esq.

               If to uniView:      Patrick Custer
                              uniView Technologies Corp.
                              10911 Petal Street
                              Dallas, Texas 75238

          (3) This Agreement may not be amended, nor shall any waiver, modification, consent or discharge be effected, except by instrument in writing executed by or on behalf of the party against whom enforcement is sought.

          (4) Any and all disputes including early termination or controversies whether of law or fact and of any nature whatsoever arising from or respecting this Agreement shall be decide by arbitration conducted by the American Arbitration Association in accordance with the rules and regulations of that Association. The arbitrators shall be selected as follow: In the event TVDT and uniView agree on one arbitrator within thirty (30) days, the arbitration shall be conducted by such arbitrator.
In the event that TVDT and uniView do not agree within thirty (30) days, TVDT and uniView shall each select one independent, qualified arbitrator and the two arbitrators so selected shall select the third arbitrator within thirty (30) days. Either party has the right to object to and exclude for cause any individual arbitrator who shall be employed by or affiliated with a competing organization.

          Arbitration shall take place exclusively in Atlanta, Georgia or any other location mutually agreeable to the parties. At the request of either party, arbitration proceedings will be conducted in the utmost secrecy; in such case all documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy under seal, available for the inspection only of TVDT or uniView and their respective
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attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentiality and to maintain such information in secrecy until such information shall become generally known. The arbitrator(s), who shall act by a majority vote, shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a temporary and/or a permanent injunction and specific performance, and shall also be able to award damages, with or without an accounting and costs. The decree or judgment or an award rendered by the arbitrator(s) shall be binding and non-appealable and may be entered in any court having jurisdiction thereof. Reasonable notice of the time and place of arbitration shall be given to all persons.

          (5) This Agreement may be executed in two or more counterparts, which when taken together shall constitute one and the same agreement. A fax signature shall be effective and shall be followed as soon as practicable by a hard copy ink signature, but in no event shall that hard copy ink signature be delivered later than 5:00 p.m., Thursday, July 29, 1999.

Effective as of the 1st day of August, 1999.

uniView Technologies Corp.         TVData Technologies, L.P.

By:   /s/   Pat Custer          By:  /s/  Kenneth H. Carter
Print: Patrick A. Custer        Print:  Kenneth H. Carter
Title: President                Title:  Chief Financial Officer
Dated: July 26, 1999            Dated: July 26, 1998